Exhibit 1.1

3,804,653 Shares
PBF Energy Inc.
CLASS A COMMON STOCK $0.001 PAR VALUE PER SHARE
UNDERWRITING AGREEMENT
February 2, 2015

February 2, 2015

Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, New York 10010
Ladies and Gentlemen:
Certain shareholders named on Schedule I hereto (the “Selling Shareholders”) of PBF Energy Inc., a Delaware corporation (the “Company”), propose to sell to Credit Suisse Securities (USA) LLC (the “Underwriter”), an aggregate of 3,804,653 shares of the Company’s Class A Common Stock, $0.001 par value per share (the “Shares”). The shares of Class A Common Stock, $0.001 par value per share of the Company, to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock.”
In connection with the consummation of the offering contemplated by this agreement, pursuant to the terms of the Exchange Agreement described in the Prospectus (the “Exchange Agreement”), certain funds affiliated with The Blackstone Group L.P. (“Blackstone”) and certain funds affiliated with First Reserve Management, L.P. (“First Reserve”) will exchange up to 3,804,653 Series A Units (the “Series A Units”, and together with the Series B Units of PBF LLC (as defined below) and the Series C Units of PBF LLC, the “Units”) of PBF Energy Company LLC, a Delaware limited liability company (“PBF LLC”), subject to the completion of the offerings contemplated by this agreement, for an equivalent number of shares of Class A Common Stock. Prior to the Closing Date (as defined below) and following receipt of the applicable exchange notice contemplated by the Exchange Agreement from each of Blackstone and First Reserve, the Company will issue the Shares to the Selling Shareholders (subject to the interests of the holders of Series B Units of PBF LLC in certain of those Shares). The shares of Class A Common stock to be received by the Selling Shareholders are being sold pursuant to this Agreement.
The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (File No. 333 – 193210), covering the public offering and sale of certain securities, including the Shares, under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), which automatic shelf registration statement became effective under Rule 462(e) under the 1933 Act Regulations. Such registration statement, as of any time, means such registration statement at such time as amended by any post-effective amendments thereto to such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B under the 1933 Act Regulations (“Rule 430B”), is referred to herein as the “Registration Statement,” provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Shares, which time shall be considered the “new effective date” of such registration statement with respect to the Shares within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto as of such time, the documents incorporated or deemed incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents otherwise deemed to be a part thereof of as such time pursuant to Rule 430B. Each preliminary prospectus supplement used in connection with the offering of the Shares, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the

Securities Act are collectively referred to herein as a “preliminary prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus supplement relating to the Shares in accordance with the provisions of Rule 424(b) under the 1933 Act Regulations (“Rule 424(b)”). The prospectus supplement, in the form first furnished or made available to the Underwriter for use in connection with the offering of the Shares, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, are collectively referred to herein as the “Prospectus.”
For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus supplement together with the documents and pricing information set forth in Schedule II hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated or deemed to be incorporated by reference therein as of the date hereof pursuant to Item 12 of Form S-3 under the Securities Act. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the preliminary prospectus, the Time of Sale Prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.
All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the execution and delivery of this Agreement.
1.    Representations and Warranties of the Company and PBF LLC. The Company and PBF LLC, jointly and severally, represent and warrant to and agree with the Underwriter that:
(a)    The Company meets the requirements for use of Form S-3 under the Securities Act. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and the Shares have been and remain eligible for registration by the Company on such automatic shelf registration statement. Each of the Registration Statement and any post-effective amendment thereto has become effective under the Securities Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Securities Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, threatened by the Commission. The Company has complied with each request (if any) from the Commission for additional information.
(b)    (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement, at the time of its effectiveness and at each deemed effective date with respect to the Underwriter pursuant to Rule 430B(f)(2) under the 1933 Act Regulations, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iv) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (v) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein, it being understood and agreed that the only such information consists of the information described as such in Section 11(c)and (vii) any offer that is a written communication relating to the Shares made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 under the 1933 Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including without limitation the legending requirements, to qualify such offer for the exemption from Section 5(d) of the Securities Act provided by Rule 163.
(c)    (i) At the original effectiveness of the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Securities Act, and (iv) as of the time of sale, the Company was and is a “well-known seasoned issuer” (as defined in Rule 405).
(d)    The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.
(e)    Each of the Company and PBF LLC has been duly incorporated or formed, is validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction of its incorporation or formation, has the corporate or limited liability company power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, result in a material adverse effect on the condition (financial or otherwise), results of operations, business or properties of the Company, PBF LLC and its subsidiaries, taken as a whole (“Material Adverse Effect”).
(f)    Each subsidiary of the Company and PBF LLC has been duly organized, is validly existing as a corporation, limited partnership or limited liability company in good standing under the laws of the jurisdiction of its incorporation or formation, has the entity power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect; all of the issued shares of capital stock or other ownership interests of each subsidiary of the Company and PBF LLC have been duly and validly authorized and issued, and are, to the extent applicable, fully paid and non-assessable and are owned directly or indirectly by the Company or PBF LLC, as applicable, free and clear of all liens, encumbrances, equities or claims except as set forth in the Time of Sale Prospectus.
(g)    This Agreement has been duly authorized, executed and delivered by the Company and PBF LLC.
(h)    The authorized capital stock of the Company and PBF LLC upon completion of the offering contemplated by the Prospectus conforms as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.
(i)    The shares of Common Stock outstanding prior to the sale of the Shares to be sold by the Selling Shareholders have been duly authorized and are validly issued, fully paid and non-assessable.
(j)    The Shares to be sold by the Selling Shareholders have been duly authorized and, when issued to the Selling Shareholders upon exchange in accordance with the Exchange Agreement and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights by or on behalf of the Company.
(k)    All of the issued and outstanding Units of PBF LLC have been duly and validly authorized and issued. Except as otherwise described in the Time of Sale Prospectus and in the Prospectus, (x) the Company owns of record and beneficially, free and clear of any security interests, claims, liens, proxies, equities or other encumbrances, the PBF LLC Series C Units held by the Company and (y) PBF LLC owns of record and beneficially, free and clear of any security interests, claims, liens, proxies, equities or other encumbrances, all of the issued and outstanding shares of capital stock or other equity interests of its subsidiaries, except, in each case, for security interests, claims, liens, proxies, equities or other encumbrances as would not reasonably be expected to have a Material Adverse Effect. Except as described in the Time of Sale Prospectus and in the Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company, PBF LLC or any of its subsidiaries any shares of the capital stock or other equity interests of the Company or PBF LLC or, except as would not reasonably be expected to have a Material Adverse Effect, any of its subsidiaries. The descriptions of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Time of Sale Prospectus and the Prospectus accurately and fairly present in all material respects the information required to be shown with respect to such plans, arrangements, options and rights.
(l)    The execution and delivery by the Company and PBF LLC of, and the performance by the Company of its obligations under, this Agreement will not contravene (i) any provision of applicable law, (ii) the certificate of incorporation or by-laws of the Company or the certificate of formation or limited liability company agreement of PBF LLC, (iii) any agreement or any other instrument binding upon the Company, PBF LLC or any of its subsidiaries that is material to the Company, PBF LLC and its subsidiaries, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, PBF LLC or any subsidiary, except in the case of clauses (i), (iii) and (iv) as would not, individually or in the aggregate, be expected to result in a Material Adverse Effect. No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company or PBF LLC of its obligations under this Agreement, except (i) the order of the Commission declaring effective the Registration Statement, (ii) as have been obtained or made (or will be prior to the Closing Date) by the Company, (iii) such as may be required by (A) the securities or Blue Sky laws of the various states, (B) The New York Stock Exchange (“NYSE”) or (C) the Financial Industry Regulatory Authority, Inc. (“FINRA”), in connection with the offer and sale of the Shares, (iv) as disclosed in the Time of Sale Prospectus and (v) such consents, approvals, authorizations, orders, registrations and filings the failure to obtain or make would not, individually or in the aggregate, have a Material Adverse Effect or a material adverse effect on the ability of the Company to consummate the transactions contemplated by this Agreement.
(m)    There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company, PBF LLC and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.
(n)    Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.
(o)    Neither the Company nor PBF LLC is required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
(p)    Except as disclosed in the Time of Sale Prospectus and the Prospectus, (a)(i) neither the Company, PBF LLC nor any of its subsidiaries is in violation of, or has any liability under, any applicable federal, state, local or non-U.S. statute, law, rule, regulation, ordinance, code, other requirement or rule of law (including common law), or decision or order of any domestic or foreign governmental agency, governmental body or court, relating to pollution, to the use, handling, transportation, treatment, storage or Release or threat of Release of Hazardous Materials, to the protection or restoration of the Environment, to health and safety including as such relates to exposure to Hazardous Materials (collectively, “Environmental Laws”), (ii) neither the Company, PBF LLC nor any of its subsidiaries owns, occupies, operates or uses any property that to its knowledge requires any response or other corrective action pursuant to any Environmental Law, (iii) neither the Company, PBF LLC nor any of its subsidiaries is conducting or funding any investigation, response or other corrective action or monitoring of actual or suspected Hazardous Materials at any site or facility, nor is any of them a party to any order, judgment, decree, contract or agreement which imposes any obligation or liability on any of them under any Environmental Law, (iv) neither the Company, PBF LLC nor any of its subsidiaries is liable or allegedly liable for any release or, to its knowledge, threatened Release of Hazardous Materials, including at any off-site treatment, storage or disposal site, (v) neither the Company, PBF LLC nor any of its subsidiaries has received written notice of any claim, action, suit, investigation or proceeding by any governmental agency or governmental body or person relating to Environmental Laws or Hazardous Materials which is pending, or to their knowledge is any such claim, action, suit, investigation or proceeding threatened, and (vi) the Company, PBF LLC and its subsidiaries have received and are in compliance with all, and have no liability under any, permits, licenses, authorizations, identification numbers or other approvals required under applicable Environmental Laws to conduct their respective businesses, except in each case covered by clauses (i) - (vi) such as would not individually or in the aggregate have a Material Adverse Effect and (b) to the knowledge of the Company and PBF LLC, there are no past or present actions, conditions or occurrences, including the Release or threat of Release of Hazardous Materials, that would reasonably be expected to result in a violation of or liability under any Environmental Law that would have a Material Adverse Effect. For purposes of this subsection “Hazardous Materials” means (A) petroleum and petroleum products, by-products or breakdown products, natural gas and natural gas liquids, coal ash, radioactive materials, asbestos and asbestos-containing materials, polychlorinated biphenyls and mold, and (B) any other chemical, material, substance, waste, pollutant or contaminant in any form regulated under Environmental Laws; “Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection, or leaching into the Environment, or into, from or through any building, structure or facility; “Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface or subsurface strata, and natural resources such as wetlands, flora and fauna.
(q)    Except for rights that have been waived in writing or as disclosed in the Time of Sale Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company or PBF LLC and any person granting such person the right to require the Company or PBF LLC to file a registration statement under the Securities Act with respect to any securities of the Company or PBF LLC or to require the Company or PBF LLC to include such securities with the Shares registered pursuant to the Registration Statement (“Registration Rights”).
(r)    The operations of the Company, PBF LLC and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company, PBF LLC and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, PBF LLC or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company and PBF LLC, threatened.
(s)    Neither the Company, PBF LLC nor any of its subsidiaries, nor any director, officer, or employee thereof, nor, to the Company’s or PBF LLC’s knowledge, any agent, affiliate or representative of the Company, PBF LLC or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is: (A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor (B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan and Syria).
(t)    For the past five years, the Company, PBF LLC and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.
(u)    Neither the Company, PBF LLC nor any of its subsidiaries, officers, or employees, or to the Company’s or PBF LLC’s knowledge, affiliates, directors, agents, or representatives of the Company, PBF LLC or of any of its subsidiaries, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage and, the Company, PBF LLC or any of its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.
(v)    Except as disclosed in the Time of Sale Prospectus and the Prospectus, subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus: (i) the Company, PBF LLC and its subsidiaries taken as a whole have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) neither the Company nor PBF LLC has purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock (other than in connection with the grant of awards under existing equity incentive plans described in the Time of Sale Prospectus and the Prospectus), short-term debt or long-term debt of the Company, PBF LLC and its subsidiaries taken as a whole, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.

(w)    Except as disclosed in the Time of Sale Prospectus and the Prospectus, the Company, PBF LLC and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free and clear of all liens, charges, encumbrances and defects, except for such liens, charges, encumbrances and defects (i) as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (ii) as would not materially adversely affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Time of Sale Prospectus and the Prospectus, the Company, PBF LLC and its subsidiaries hold any material leased real or personal property under valid and enforceable leases, with such exceptions that would not materially adversely interfere with the use made or to be made thereof by them.
(x)    The Company, PBF LLC and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them or presently employed by them, except where the failure to own or possess such rights would not result, individually or in the aggregate, in a Material Adverse Effect, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company, PBF LLC or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.
(y)    No labor dispute with the employees of the Company, PBF LLC or any of its subsidiaries exists or, to the knowledge of the Company or PBF LLC, is imminent that would have a Material Adverse Effect.
(z)    Except as described in the Time of Sale Prospectus, the Company, PBF LLC and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company, PBF LLC nor any of its subsidiaries has been refused any insurance coverage sought or applied for which refusal would reasonably be expected to have a Material Adverse Effect; and neither the Company, PBF LLC nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as described in the Time of Sale Prospectus.
(aa)    The Company, PBF LLC and its subsidiaries possess, and are in compliance with the terms of, all certificates, authorizations, franchises, licenses and permits (“Licenses”) necessary or material to the conduct of the business described in the Time of Sale Prospectus, except where the failure to possess or be in compliance with the same would not, individually or in the aggregate, result in a Material Adverse Effect, and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company, PBF LLC or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.
(bb)    The Company, PBF LLC and its subsidiaries maintain a system of accounting controls that are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. The Company has not reported to the Board of Directors fraud involving management or other employees who have a significant role in accounting controls that would have a Material Adverse Effect.
(cc)    Except as set forth in the Time of Sale Prospectus and the Prospectus, neither the Company, PBF LLC nor any of its subsidiaries is reviewing or investigating, and neither the Company’s independent auditors nor its internal auditors have recommended that the Company review or investigate, (i) any matter which could result in a restatement of the Company’s financial statements for any annual or interim period presented in the Time of Sale Prospectus and the Prospectus; or (ii) any fraud involving management or other employees who have a significant role in the system of internal controls maintained by the Company and its subsidiaries. Except as set forth in the Time of Sale Prospectus and the Prospectus neither the Company’s nor PBF LLC’s independent auditors nor their respective internal auditors have recommended that the Company or PBF LLC, as applicable, review or investigate adding to, deleting, changing the application of, or changing the Company’s or PBF LLC’s, as applicable, disclosure with respect to, any of the Company’s or PBF LLC’s, as applicable, material accounting policies.
(dd)    Except as described in the Time of Sale Prospectus, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to the Exchange Agreement or employee benefit plans, equity incentive plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.
(ee)    The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(ff)    Except as will not, individually or in the aggregate, result in a Material Adverse Effect, each of the Company, PBF LLC and each of its subsidiaries (each, a “Taxpayer”) has (A) timely filed all federal, state, local and foreign tax returns required to be filed by it through the date hereof or have properly requested extensions thereof, and (B) paid all federal, state, local and foreign taxes (including any related interest, additions to tax and penalties) required to be paid by it, including in its capacity as a withholding agent, except as may be being contested in good faith. Each Taxpayer has made adequate charges, accruals and reserves in accordance with GAAP in the most recent financial statements referred to in paragraph (ii) below in respect of all material federal, state, local and foreign taxes for all periods as to which the tax liability of such Taxpayer has not been finally determined. There is no tax deficiency that has been, or could reasonably be expected to be, asserted against any Taxpayer or any of its properties or assets that will, individually or in the aggregate, result in a Material Adverse Effect, except those that are being contested in good faith and for which adequate reserves have been established in accordance with GAAP.
(gg)    Any third-party statistical and market-related data included in Time of Sale Prospectus or the Prospectus are based on or derived from sources that the Company and PBF LLC believe to be reliable and accurate in all material respects.
(hh)    Except as disclosed in the Time of Sale Prospectus and the Prospectus, there are no pending actions, suits or proceedings (including any inquiries or, to the knowledge of the Company or PBF LLC, investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, PBF LLC, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company, PBF LLC or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of Company or PBF LLC to perform its obligations under this Agreement and that are not covered by an indemnity from a prior owner of the Company’s or its subsidiaries’ assets; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are threatened or, to the Company’s or PBF LLC’s knowledge, contemplated.
(ii)    The financial statements included or incorporated by reference in the Time of Sale Prospectus present fairly in all material respects the financial position of the Company and its subsidiaries (combined and consolidated for 2012 and 2011 with PBF LLC and its subsidiaries) and of Paulsboro Refining Company LLC (the predecessor of PBF LLC) as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the Time of Sale Prospectus, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; and the assumptions used in preparing the pro forma financial statements included in the Time of Sale Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.
(jj)    Other than with respect to items that would not reasonably be expected to have a Material Adverse Effect, (i) the Company, PBF LLC and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974 (as amended, “ERISA,” which term, as used herein, includes the regulations and published interpretations thereunder) established or maintained by the Company, PBF LLC, its subsidiaries or their ERISA Affiliates (as defined below) are in compliance with ERISA; (ii) to the knowledge of the Company and PBF LLC, each “multiemployer plan” (as defined in Section 4001 of ERISA), if any, to which the Company, PBF LLC, its subsidiaries or an ERISA Affiliate contributes (a “Multiemployer Plan”) is in compliance with ERISA; (iii) no “reportable event” (as defined under Section 4043 of ERISA) for which notice has not been waived, has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by any of the Company, PBF LLC, its subsidiaries or their ERISA Affiliates would have any material liability; (iv) no failure to satisfy the minimum funding standard under Section 412 of the Code, whether or not waived, has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, PBF LLC, its subsidiaries or any of their ERISA Affiliates; (v) no “single employer plan” (as defined in Section 4001 of ERISA) established or maintained by the Company, PBF LLC, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA); (vi) neither the Company, PBF LLC, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (A) Title IV of ERISA (including any liability under Section 4062(e) of ERISA) with respect to termination of, or withdrawal from, any “employee benefit plan” or (B) Section 412, 4971, 4975 or 4980B of the Code; and (vii) each “employee benefit plan” established or maintained by the Company, PBF LLC, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification. “ERISA Affiliate” means, with respect to the Company or any subsidiary, any member of any group of organizations described in Section 414 of the Internal Revenue Code of 1986 (as amended, the “Code,” which term, as used herein, includes the regulations and published interpretations thereunder) of which the Company, PBF LLC or such subsidiary is a member.
(kk)    The preliminary financial data and operating statistics as of September 30, 2014 for the years ended December 31, 2012 and December 31, 2013 included in the Time and Sale Prospectus and the Prospectus under the heading “Recent Developments—Segment Information” were determined by the Company and PBF LLC on a reasonable basis and in good faith. Nothing has come to the attention of the Company or PBF LLC that would cause them to believe that the actual financial data and operating statistics for the applicable periods will be materially different from the amounts disclosed in the Time of Sale Prospectus and the Prospectus, except to the extent that such data and operating statistics are different from the amounts disclosed to take into account adjustments necessary for the period October 1, 2014 through December 31, 2014.
2.    Representations and Warranties of the Selling Shareholders. Each Selling Shareholder, severally and not jointly, represents and warrants to and agrees with the Underwriter that:
(a)    This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.
(b)    The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement, will not contravene any provision of (i) applicable law, (ii) the certificate of incorporation or by‑laws or analogous constituent documents of such Selling Shareholder (if such Selling Shareholder is a corporation), or (iii) any agreement or other instrument binding upon such Selling Shareholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, except, in the case of clauses (i) and (iii), for such conflicts as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Selling Shareholder to consummate the transactions contemplated by this Agreement, provided that no representation or warranty is made with respect to the antifraud provisions of the federal or state security laws, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement, except (A) such as may be required by the securities or Blue Sky laws of the various states or by FINRA or the NYSE in connection with the offer and sale of the Shares, (B) for the registration under the Securities Act of the Shares, (C) such consents, approvals, authorizations, orders, registrations or qualifications that have been, or prior to the Closing Date will be, obtained or made and, (D) where the failure to obtain any such consent, approval, authorization, order, registration or qualification would not reasonably be expected to materially impair the ability of the Selling Shareholder to consummate the transactions contemplated by this Agreement.
(c)    Such Selling Shareholder has valid title to the Units to be exchanged for Shares prior to the Closing Date, pursuant to the exchange described herein, free and clear of all security interests, claims, liens, equities or other encumbrances other than as disclosed in the Time of Sale Prospectus and the Prospectus; upon the completion of the exchange described herein, such Selling Shareholder will have, on the Closing Date, valid title to, or a valid “security entitlement” within the meaning of Section 8‑501 of the New York Uniform Commercial Code (the “UCC”) in respect of, the Shares to be sold by such Selling Shareholder, free and clear of all security interests, claims, liens, equities or other encumbrances other than as disclosed in the Time of Sale Prospectus and the Prospectus; and such Selling Shareholder has the legal right and power, and all authorization and approval required by law, to enter into this Agreement, and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder or a security entitlement in respect of such Shares.
(d)    Upon payment for the Shares to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriter, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriter (assuming that neither DTC nor the Underwriter has notice of any adverse claim (within the meaning of Section 8‑105 of the UCC) to such Shares), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8‑303 of the UCC, (B) under Section 8‑501 of the UCC, the Underwriter will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim”, within the meaning of Section 8‑102 of the UCC, to such Shares may be asserted against the Underwriter with respect to such security entitlement; for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8‑102 of the UCC and (z) appropriate book entries to the account of the Underwriter on the records of DTC will have been made pursuant to the UCC.
(e)    (i) The Selling Shareholder Information (as defined below) contained in the Registration Statement, when it became effective, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Selling Shareholder Information contained in the Prospectus or Time of Sale Prospectus does not and will not contain any untrue statement of a material fact and does not or will not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood and agreed that for all purposes of this Agreement, the only information furnished to the Company and the Underwriter by or on behalf of such Selling Shareholder expressly for use in the Registration Statement, the Time of Sale Prospectus, the Prospectus or any amendments or supplements thereto consists of such Selling Shareholder’s name and any information relating to such Selling Shareholders in the table (including the footnotes thereto) under the heading “Selling Stockholders” in the Time of Sale Prospectus and

the Prospectus, and the “Selling Shareholder Information” for such Selling Shareholder shall be limited to such information.
3.    Agreements to Sell and Purchase. Each Selling Shareholder, severally and not jointly, hereby agrees to sell to the Underwriter, and the Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase from each Selling Shareholder, at a purchase price of $27.77 per share (the “Purchase Price”), the number of Shares set forth in Schedule I opposite the name of such Selling Shareholder.
The Company hereby agrees that, without the prior written consent of the Underwriter, it will not, during the period ending 30 days after the date of the Prospectus (the “Lock-up Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.
The restrictions contained in the preceding paragraph shall not apply to (a) the Shares to be sold hereunder, (b) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriter has been advised in writing or to the extent disclosed in the Time of Sale Prospectus, (c) the issuance by the Company of options or other stock-based compensation pursuant to equity compensation plans described in the Time of Sale Prospectus; provided that any officers or directors who are recipients thereof enter into lock-up agreements with the Underwriter in the form of Exhibit A hereto with respect to the remaining 30-day restricted period or any extension thereof or, in the case of the issuance of options, such options do not become exercisable during the 30-day restricted period or any extension thereof, (d) (X) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the 30-day restricted period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the 30-day restricted period or (Y) the transfer of shares of Class A Common Stock executed under a trading plan by the undersigned pursuant to Rule 10b5-1 under the Exchange Act as existing on the date of this Agreement, (e) as consideration for bona fide acquisitions, the issuance by the Company of up to an aggregate 10% of the shares of Common Stock (as adjusted for stock splits, stock dividends and other similar events after the date hereof) issued and outstanding as of the date of such acquisition agreement (assuming all Series A Units then outstanding are exchanged for newly issued shares of Common Stock of the Company on a one for one basis), provided that in the case of this clause (e), upon of receipt of securities, each recipient of such securities issued pursuant thereto shall sign and deliver a lock-up agreement in the form attached hereto as Exhibit A with respect to the remaining 30-day restricted period or any extension thereof, and the filing of a registration statement with respect thereto, (f) the filing of one or more registration statements on Form S-8 with the Commission with respect to shares of Common Stock issued or issuable under any equity compensation plan, or (g) the issuance of Class A Common Stock (including the Shares), and the filing of one or more registration statements on Form S-3 with the Commission with respect to the issuance or resale of such shares of Class A Common

Stock, pursuant to the Exchange Agreement, provided that in the case of this clause (g), any officers, directors or Selling Shareholders who are recipients of such securities issued pursuant thereto shall sign and deliver a lock-up agreement in the form attached hereto as Exhibit A with respect to the remaining 30-day restricted period or any extension thereof.
4.    Terms of Public Offering. The Company and the Selling Shareholders are advised by you that the Underwriter proposes to make a public offering of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable.
5.    Payment and Delivery. Payment for the Shares to be sold by each Selling Shareholder shall be made to such Selling Shareholder in Federal or other funds immediately available in New York City against delivery of such Shares for the account of the Underwriter at 10:00 a.m., New York City time, on February 6, 2015, or at such other time on the same or such other date, not later than ten business days after such date as shall be agreed upon in writing by you and the Selling Shareholders. The time and date of such payment are hereinafter referred to as the “Closing Date.”
The Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date. The Shares shall be delivered to you on the Closing Date, for the account of the Underwriter. The Purchase Price payable by the Underwriter shall be reduced by (i) any transfer taxes paid by, or on behalf of, the Underwriter in connection with the transfer of the Shares to the Underwriter and (ii) any withholding required by law.
6.    Conditions to the Underwriter’s Obligations. The obligations of the Selling Shareholders to sell the Shares to the Underwriter and the obligations of the Underwriter to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement has been and remains effective as of 5:30 p.m. (New York City time) on the date hereof.
The obligations of the Underwriter are subject to the following further conditions:
(a)    The Registration Statement has been and remains effective and at the Closing Date, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Securities Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated; and the Company has complied with each request (if any) from the Commission for additional information with respect thereto. The Company shall have paid the required Commission filing fees relating to the Shares within the time period required by Rule 456(1)(i)under the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b)and 457(r) under the 1933 Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).
(b)    Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:
(i)     there shall not have occurred any downgrading, nor shall any public notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company, PBF LLC or any of its subsidiaries by any

“nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and
(ii)     there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company, PBF LLC and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.
(c)    The Underwriter shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 6(b) above and to the effect that the representations and warranties of the Company and PBF LLC contained in this Agreement are true and correct as of the Closing Date and that the Company and PBF LLC have complied in all material respects with all of the agreements and satisfied all of the conditions on their part to be performed or satisfied hereunder on or before the Closing Date.
The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.
(d)    The Underwriter shall have received on the Closing Date an opinion and/or negative assurance letter, as applicable, of Stroock & Stroock & Lavan LLP, outside counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriter.
(e)    The Underwriter shall have received on the Closing Date an opinion of Simpson Thacher & Bartlett LLP, counsel for the Selling Shareholders, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriter.
(f)    The Underwriter shall have received on the Closing Date an opinion of Cahill Gordon & Reindel LLP, counsel for the Underwriter, dated the Closing Date, with respect to such matters as the Underwriter may require.
(g)    The Underwriter shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriter, from Deloitte & Touche LLP, an independent registered public accounting firm with respect to the Company and PBF LLC, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.
(h)    The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and the officers of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.
(i)    On the date hereof, the Underwriter shall have received a certificate, dated the date hereof (with respect to certain financial information contained in the Time of Sale Prospectus and the Prospectus) and, at the Closing Date, the Underwriter shall have received a certificate, dated the Closing Date (with respect to certain financial information contained in the Time of Sale Prospectus and the Prospectus), of the Chief Financial Officer of the Company as to the accuracy of such certain financial information contained in the Time of Sale Prospectus and the Prospectus, as applicable, in form and substance reasonably satisfactory to the Underwriter.
7.    Covenants of the Company and PBF LLC. The Company and PBF LLC covenant with the Underwriter as follows:
(a)    To furnish to you, without charge, five signed copies of the Registration Statement (including exhibits thereto and documents incorporated by reference) and for delivery to the Underwriter a conformed copy of the Registration Statement (without exhibits thereto but including documents incorporated by reference) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(e) or 7(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.
(b)    Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.
(c)    To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.
(d)    Not to take any action that would result in the Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.
(e)    If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriter, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriter and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)    If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriter the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by the Underwriter or a dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriter, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriter and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriter and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.
(g)    To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits or taxation in any jurisdiction where it is not so subject.
(h)    To make generally available to the Company’s security holders and to you as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.
8.    Covenants of the Selling Shareholders. Each Selling Shareholder, severally and not jointly, covenants with the Underwriter as follows:
(a)    Each Selling Shareholder will deliver to the Underwriter (or its agent), prior to or at the Closing Date, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 or an IRS Form W-8, as appropriate, together with all required attachments to such form.
(b)    Instruction letters and stock powers representing all of the Shares to be sold by such Selling Shareholders hereunder will be delivered to the Company’s transfer agent (along with any other necessary documentation, as required by such transfer agent, in each case) prior to the Closing Date, which ensures that such Shares are able to be transferred pursuant to Section 3 hereof on the Closing Date.
9.    Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company and PBF LLC, jointly and severally, agree with the Underwriter to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel, the Company’s accountants and counsel for the Selling Shareholders in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale

Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriter and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriter, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv)  all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on the NYSE, (v) the cost of printing certificates representing the Shares, (vi) the costs and charges of any transfer agent, registrar or depositary, (vii) the document production charges and expenses associated with printing this Agreement and all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 11 entitled “Indemnity and Contribution”, and the last paragraph of Section 13 below, the Underwriter will pay all of its own costs and expenses, including fees and disbursements of its counsel, road show expenses, stock transfer taxes payable on resale of any of the Shares by it and any advertising expenses connected with any offers it may make and other expenses incurred by the Underwriter on its own behalf in connection with presentations to prospective purchasers of the Shares. Notwithstanding the foregoing or any other provision of this Agreement, the Selling Shareholders shall pay any underwriting discounts or commissions or transfer taxes, if any, attributable to the sale of the Shares, any fees and expenses of counsel for any Selling Shareholders or any other expenses incurred by the Selling Shareholders.
The provisions of this Section shall not supersede or otherwise affect any agreement that the Company and PBF LLC and the Selling Shareholders may otherwise have for the allocation of such expenses among themselves.
10.    Covenants of the Underwriter. The Underwriter covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of the Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.
11.    Indemnity and Contribution.
(a)    The Company and PBF LLC, jointly and severally, agree to indemnify and hold harmless the Underwriter, each person, if any, who controls the Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, each affiliate of the Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) and each selling agent of the Underwriter caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (c) below.
(b)    Each Selling Shareholder agrees, severally and not jointly, to indemnify and hold harmless the Underwriter, each person, if any, who controls the Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, each affiliate of the Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) and each selling agent of the Underwriter caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to such Selling Shareholder’s Information.
(c)    The Underwriter agrees to indemnify and hold harmless the Company, PBF LLC, the Selling Shareholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto; provided that, with respect to the preceding clause, the Company and PBF LLC acknowledge that the only information furnished in writing by the Underwriter expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show or the Prospectus or any amendment or supplement thereto is the information set forth on the cover page of the Prospectus regarding delivery of Shares, and the third, fifth, ninth, tenth, eleventh, twelfth and fourteenth paragraphs under the “Underwriting” section.
(d)    In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 11(a), 11(b) or 11(c) such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing (but the failure to so notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) above except to the extent that it has been materially prejudiced by such failure (through the forfeiture of substantive rights and defenses)) and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Underwriter and all persons, if any, who control the Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of the Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Shareholders and all persons, if any, who control any Selling Shareholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriter and such control persons and affiliates of the Underwriter, such firm shall be designated in writing by the Underwriter. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Shareholders and such control persons of any Selling Shareholders, such firm shall be designated in writing by the persons named as attorneys‑in‑fact for the Selling Shareholders under the Powers of Attorney. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.
(e)    To the extent the indemnification provided for in Section 11(a), 11(b) or 11(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 11(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 11(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, PBF LLC and the Selling Shareholders on the one hand and the Underwriter on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the Selling Shareholders and the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Shares set forth on the cover of the Prospectus. The relative fault of the Company and PBF LLC and the Selling Shareholders on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, PBF LLC, the Selling Shareholders or by the Underwriter (it being understood and agreed that the only such information by the Underwriter consists of the information described as such in subsection (c) above) and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
(f)    The Company, PBF LLC and the Underwriter agree that it would not be just or equitable if contribution pursuant to this Section 11 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 11(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Selling Shareholder shall have any liability under this Section 11, in the aggregate, in excess of such Selling Shareholder’s aggregate proceeds (less underwriting discounts and commissions, but before deducting expenses) received by it from the sale of Shares pursuant to this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
(g)    The indemnity and contribution provisions contained in this Section 11 and the representations, warranties and other statements of the Company, PBF LLC and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Underwriter, any person controlling the Underwriter or any affiliate of the Underwriter, any Selling Shareholder or any person controlling any Selling Shareholder, PBF LLC or any person controlling PBF LLC, or the Company, their officers or directors or any person controlling the Company or PBF LLC and (iii) acceptance of and payment for any of the Shares.

12.    Termination. The Underwriter may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the NYSE, the American Stock Exchange, the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or other relevant jurisdiction shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.
13.    Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
If this Agreement shall be terminated by the Underwriter because of any failure or refusal on the part of the Company or PBF LLC or any Selling Shareholder to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or PBF LLC or any Selling Shareholder shall be unable to perform its obligations under this Agreement, the Company and PBF LLC and the Selling Shareholders will reimburse the Underwriter for all out-of-pocket expenses (including the reasonable fees and disbursements of their external counsel) reasonably incurred by the Underwriter in connection with this Agreement or the offering contemplated hereunder.
14.    Entire Agreement.
(a)    This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and PBF LLC and the Selling Shareholders, on the one hand, and the Underwriter, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.
(b)    The Company and each Selling Shareholder acknowledge that in connection with the offering of the Shares: (i) the Underwriter has acted at arm’s length, is not an agent of, and owes no fiduciary duties to, the Company and the Selling Shareholders or any other person, (ii) the Underwriter owes the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriter may have interests that differ from those of the Company and the Selling Shareholders. The Company and each Selling Shareholder waives to the full extent permitted by applicable law any claims it may have against the Underwriter arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.
15.    Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

16.    Applicable Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.
17.    Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.
18.    Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriter shall be delivered, mailed or sent to: Credit Suisse Securities (USA) LLC, Fax: (212) 322-1904 and confirmed to it at Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, NY 10010, Attention: Legal Department; if to the Company shall be delivered, mailed or sent to 1 Sylvan Way, 2nd Floor, Parsippany, NJ 07054, Fax: (973) 455-7562, Attention: General Counsel, with a copy to Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, NY 10038, Fax: (212) 806-6006, Attention: Todd Lenson; and if to a Selling Shareholder, shall be delivered, mailed or sent to such Selling Shareholder as set forth under its name on Schedule I hereto.

Very truly yours,
PBF ENERGY INC.

By:	/s/ Jeffrey Dill
Name: Jeffrey Dill
Title: Secretary

PBF ENERGY COMPANY LLC

By:	/s/ Jeffrey Dill
Name: Jeffrey Dill
Title: Secretary

BLACKSTONE PB CAPITAL PARTNERS V
SUBSIDIARY L.L.C.

By:	Blackstone PB Capital Partners V L.P,
its sole member
Title: Secretary

By:	Blackstone Management Associates V USS
L.L.C.,
its general partner

By:	BMA V USS L.L.C.,
its sole member
Title: Secretary

By:	/s/ David I. Foley
Name: David I. Foley
Title: Senior Managing Director

BLACKSTONE PB CAPITAL PARTNERS
V-AC L.P.

By:	Blackstone Management Associates V USS
L.L.C., its general partner

By:	BMA V USS L.L.C., its sole member

By:	/s/ David I. Foley
Name: David I. Foley
Title: Senior Managing Director

BLACKSTONE FAMILY INVESTMENT
PARTNERSHIP V USS L.P.

By:	BCP V USS Side-by-Side GP L.L.C.,
its general partner

By:	/s/ David I. Foley
Name: David I. Foley
Title: Senior Managing Director

BLACKSTONE FAMILY INVESTMENT
PARTNERSHIP V-A USS SMD L.P.

By:	Blackstone Family GP L.L.C,
its general partner

By:	/s/ David I. Foley
Name: David I. Foley
Title: Senior Managing Director

BLACKSTONE PARTICIPATION
PARTNERSHIP V USS L.P.

By:	BCP V USS Side-by-Side GP L.L.C.
its general partner

By:	/s/ David I. Foley
Name: David I. Foley
Title: Senior Managing Director

FR PBF HOLDINGS LLC
By: FR XII PBF Holdings LLC, its sole member

By:	/s/ Neil Wizel
Name: Neil Wizel
Title: Managing Director

FR PBF HOLDINGS II LLC
By: FR XII PBF Holdings LLC, its Sole Member

By:	/s/ Neil Wizel
Name: Neil Wizel
Title: Managing Director

Accepted as of the date hereof
CREDIT SUISSE SECURITIES (USA) LLC
By:        /s/ Craig Klaasmeyer
Name: Craig Klaasmeyer
Title: MD

SCHEDULE I

Selling Shareholder	Number of Shares To Be Sold

Blackstone PB Capital Partners V Subsidiary L.L.C. c/o The Blackstone Group L.P., 345 Park Avenue, New York, NY 10154	2,657,702.41
Blackstone PB Capital Partners V-AC L.P. c/o The Blackstone Group L.P., 345 Park Avenue, New York, NY 10154	476,221.64
Blackstone Family Investment Partnership V USS L.P. c/o The Blackstone Group L.P., 345 Park Avenue, New York, NY 10154	14,659.11
Blackstone Family Investment Partnership V-A USS SMD L.P. c/o The Blackstone Group L.P., 345 Park Avenue, New York, NY 10154	55,668.96
Blackstone Participation Partnership V USS L.P. c/o The Blackstone Group L.P., 345 Park Avenue, New York, NY 10154	6,735.38
FR PBF Holdings LLC c/o First Reserve Management, L.P., One Lafayette Place, Greenwich, CT 06830	146,754.27
FR PBF Holdings II LLC c/o First Reserve Management, L.P., One Lafayette Place, Greenwich, CT 06830	446,911.23

Total:	3,804,653

I-1

SCHEDULE II
TIME OF SALE PROSPECTUS
1.    Preliminary Prospectus issued February 2, 2015.
2.     Number of shares: 3,804,653

EXHIBIT A
FORM OF LOCK-UP LETTER
____________, 20__
Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, New York 10010
Ladies and Gentlemen:
The undersigned understands that Credit Suisse Securities (USA) LLC (the “Underwriter”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with PBF Energy Inc., a Delaware corporation (the “Company”), PBF Energy Company LLC, a Delaware limited liability company (“PBF LLC”) and the Selling Shareholders, providing for a public offering (the “Public Offering”) by the Underwriter of shares (the “Shares”) of its Class A Common Stock (the “Common Stock”).
To induce the Underwriter to continue its efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Underwriter, it will not, during the period commencing on the date hereof and ending 30 days after the date of the final prospectus supplement relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. In addition, the undersigned agrees that, without the prior written consent of the Underwriter, it will not, during the period commencing on the date hereof and ending 30 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.
The foregoing paragraph shall not apply to:
(a)    transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the restricted period referred to in the foregoing paragraph in connection with subsequent sales of such Common Stock or other securities;
(b)    transfers of shares of Common Stock or any security convertible into or exchangeable or exercisable for Common Stock (i) as a bona fide gift or for bona fide estate planning purposes, (ii) upon death or by will, testamentary document or intestate succession, (iii) to an immediate family member of the undersigned or to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, (iv) not involving a change in beneficial ownership, or (v) if the undersigned is a trust, to any beneficiary of the undersigned or to the estate of any such beneficiary;
(c)    distributions of shares of Common Stock or any security convertible into or exchangeable or exercisable for Common Stock to any direct or indirect affiliates (within the meaning set forth in Rule 405 as promulgated by the SEC under the Securities Act of 1933, as amended (the “Securities Act”)), current or former partners (general or limited), members or managers of the undersigned, as applicable, or to the estates of any such partners, members or managers, provided that in the case of any transfer or distribution pursuant to clauses (b) or (c), (i) each transferee, donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act (other than a filing on Form 5), reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the restricted period referred to in the foregoing paragraph;
(d)    (x) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock or any security convertible into or exchangeable or exercisable for Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock or any security convertible into or exchangeable or exercisable for Common Stock during the restricted period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the restricted period, or (y) the transfer of shares of Class A Common Stock executed under a trading plan by the undersigned pursuant to Rule 10b5-1 under the Exchange Act as existing on the date of the Underwriting Agreement;
(e)    the exercise by the undersigned of any outstanding warrants or the exercise or vesting of any equity awards pursuant to employee benefit plans or the sale of any shares of Common Stock or any security convertible into or exchangeable or exercisable for Common Stock underlying warrants or equity awards as part of the cashless exercise of, or for the payment of tax withholdings on, such securities, in each case in connection with equity awards disclosed in the Time of Sale Prospectus or warrants held by the undersigned as of the date of this agreement in accordance with their terms;
(f)    the transfer of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock that occurs by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement;
(g)    any transfer of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to the Company or PBF LLC, pursuant to agreements under which the Company or PBF LLC has the option to repurchase such shares or a right of first refusal with respect to transfers of such shares;
(h)    in the event of undue hardship, any transfer of shares after notice to, and with the prior written consent (not to be unreasonably withheld) of the Underwriter; or
(i)    any transfer of Series A Units or Series B Units to the Company pursuant to the Exchange Agreement described in the Prospectus and the issuance by the Company of shares of Common Stock in connection therewith; provided that in the case of any transfer or distribution pursuant to this clause (i), each transferee shall sign and deliver a lock-up letter substantially in the form of this letter.
The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.
The undersigned understands that the Company and the Underwriter are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.
This agreement shall automatically terminate upon the earliest of: (i) February 28, 2015, if the Public Offering shall not have occurred on or before that date, (ii) the date that the Company advises the Underwriter, in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Public Offering, and (iii) termination of the Underwriting Agreement (other than the provisions thereof which survive termination) prior to the sale of any of the Shares to the Underwriter.
Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company, the Selling Shareholders and the Underwriter.

II-1

Very truly yours,

(Name)

(Address)

A-4